Exhibit 99

US AIRWAYS REPORTS MAY TRAFFIC

       ARLINGTON, Va., June 3, 2003 -- US Airways reported its May 2003 passenger traffic today.

       Revenue passenger miles for May 2003 decreased 11.9 percent on 11.8 percent less capacity compared to May 2002. The passenger load factor for the month was 73.5 percent, a 0.1 percentage point decrease compared to May 2002.

       Year-to-date 2003 revenue passenger miles decreased 13.6 percent on 12.9 percent less capacity compared to the first five months of 2002. The passenger load factor for the period was 70.2 percent, a 0.6 percentage point decrease compared to the same period in 2002.

       The three wholly owned subsidiaries of US Airways Group, Inc. -- Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA, Inc. -- reported a 22.6 percent decrease in revenue passenger miles for the month of May on 19.9 percent less capacity. The passenger load factor was 54.2 percent, a 1.9 percentage point decrease compared to May 2002.

       Year-to-date 2003, Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA, Inc., reported a 16.4 percent decrease in revenue passenger miles on 14.8 percent less capacity. The passenger load factor was 50.8 percent, a 1.0 percentage point decrease compared to the first five months of 2002.

       System mainline passenger unit revenue for May 2003 is expected to be up 0.5 percent to 1.5 percent compared to May 2002.

       US Airways ended the month by completing 99.5 percent of its scheduled flights.

Certain of the information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to operate pursuant to the terms of its financing facilities; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war; other acts of war or terrorism; the commencement of public trading and market acceptance of the company's new common stock; and other risks and uncertainties listed from time to time in the company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

	US AIRWAYS, INC.
SELECTED TRAFFIC STATISTICS

	May 2003	May 2002	Percent Change

Revenue Passenger Miles (000):
Domestic*	2,453,725	2,885,716	(15.0)
International*	760,166	764,331	(0.5)
Total - Scheduled Service	3,213,891	3,650,047	(11.9)
Total (Including Charter)	3,223,116	3,650,915	(11.7)

Available Seat Miles (000):
Domestic*	3,369,681	4,011,625	(16.0)
International*	1,003,008	945,689	6.1
Total - Scheduled Service	4,372,689	4,957,314	(11.8)
Total (Including Charter)	4,387,964	4,958,283	(11.5)

Passengers Boarded*	3,625,206	4,362,677	(16.9)
System Load Factor*	73.5	73.6	(0.1)
Average Passenger Journey*	886.5	836.7	6.0

* scheduled service

NOTE: Numbers may not add or calculate due to rounding

	US AIRWAYS, INC.
YEAR-TO-DATE 2003

	January - May 2003	January - May 2002	Percent Change

Revenue Passenger Miles (000):
Domestic*	11,239,160	13,635,455	(17.6)
International*	3,265,854	3,154,607	3.5
Total - Scheduled Service	14,505,014	16,790,062	(13.6)
Total (Including Charter)	14,556,023	16,793,136	(13.3)

Available Seat Miles (000):
Domestic*	16,157,667	19,680,745	(17.9)
International*	4,508,797	4,042,631	11.5
Total - Scheduled Service	20,666,464	23,723,376	(12.9)
Total (Including Charter)	20,756,030	23,727,021	(12.5)

Passengers Boarded*	16,586,612	20,524,126	(19.2)
System Load Factor*	70.2	70.8	(0.6)
Average Passenger Journey*	874.5	818.1	6.9

* scheduled service

NOTE: Numbers may not add or calculate due to rounding

	US AIRWAYS EXPRESS**
SELECTED TRAFFIC STATISTICS

	May 2003	May 2002	Percent Change
Revenue Passenger Miles (000)	113,113	146,201	(22.6)
Available Seat Miles (000)	208,506	260,372	(19.9)
Passengers Boarded*	518,465	645,431	(19.7)
System Load Factor*	54.2	56.2	(1.9)
Average Passenger Journey	218.2	226.5	(3.7)

	US AIRWAYS EXPRESS**
YEAR-TO-DATE 2003

	January - May 2003	January - May 2002	Percent Change
Revenue Passenger Miles (000)	513,396	613,783	(16.4)
Available Seat Miles (000)	1,011,082	1,186,528	(14.8)
Passengers Boarded*	2,321,236	2,762,063	(16.0)
System Load Factor*	50.8	51.7	(1.0)
Average Passenger Journey	221.2	222.2	(0.5)

*scheduled service
** Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc.

NOTE: Numbers may not add or calculate due to rounding

NUMBER: 4545